SCHEDULE A

TO THE JPMORGAN TRUST IV DECLARATION OF TRUST

SERIES AND CLASSES

As of February 13, 2019

Series	Classes

JPMorgan Core Focus SMA Fund

JPMorgan Equity Premium Income Fund

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Flexible Long/Short Fund (name change from JPMorgan Flexible Credit Long/Short Fund effective 5/18/16)[1]

No Class Designation A, C, I, R5, R6 I, R6 A, C, I, , R6

JPMorgan High Yield Opportunities Fund	A, C, I, R6

JPMorgan Institutional Tax Free Money Market Fund	Capital, Institutional, Agency, IM

JPMorgan International Equity Plus Fund	A, C, I

JPMorgan International Hedged Equity Fund	A, C, I, R5, R6

JPMorgan Macro Opportunities Fund	A, C, I

JPMorgan Multi-Manager Long-Short Fund	A, C, I, R5, R6

JPMorgan Municipal SMA Fund	No Class Designation

JPMorgan Securities Lending Money Market Fund	Agency SL Class

JPMorgan SmartSpending 2050 Fund	A, I, R2, R3, R4, R5, R6

JPMorgan Ultra-Short Municipal Fund	A, I

JPMorgan Value Plus Fund	A, C, I

[1]	To be liquidated on or about February 27, 2019.